Exhibit 99.1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the three voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Standard Time, on December 17, 2015.

Vote by QR Code • Scan the QR code with your smartphone Vote by Internet • Log on to the Internet and go to www.envisionreports.com/CAM • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals — The Board recommends a vote FOR Proposals 1, 2 and 3.

		For	Against	Abstain	+
1.	To adopt the Agreement and Plan of Merger, dated as of August 25, 2015, among Schlumberger Holdings Corporation, an indirect wholly-owned subsidiary of Schlumberger Limited, Rain Merger Sub LLC, a direct wholly-owned subsidiary of Schlumberger Holdings Corporation, Schlumberger Limited and Cameron International Corporation, as such agreement may be amended from time to time.	☐	☐	☐

2.	To approve, by non-binding, advisory vote, the compensation that may become payable to Cameron International Corporation’s named executive officers in connection with the merger contemplated by the Agreement and Plan of Merger.	☐	☐	☐

3.	To approve the adjournment of the special meeting of stockholders, if necessary, to solicit additional proxies if there are not sufficient votes to approve the proposal to adopt the merger agreement at the time of the special meeting of stockholders.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Cameron International Corporation

Special Meeting of Stockholders

10:00 a.m. CST

December 17, 2015

Cameron’s Corporate Headquarters

1333 West Loop South, Suite 1700

Houston, Texas 77027

A government-issued picture identification will be required to enter the special meeting. If you are the representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are the representative of such stockholder. If your shares are held by a bank, broker, trust company or other nominee, You will be required to present evidence of your ownership of shares, which you can obtain from your broker, bank, trust company or other nominee.

This is your proxy. Your vote is important. It is also important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on December 17, 2015. The Proxy Statement/Prospectus is available at http://www.c-a-m.com.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy — Cameron International Corporation

This proxy is solicited on behalf of the Board of Directors for the Special Meeting of Stockholders to be held on December 17, 2015.

The undersigned stockholder(s) of Cameron International Corporation, a Delaware corporation, hereby appoints Jack B. Moore and Grace B. Holmes, with full power of substitution in each, as the agents, attorneys and proxies of the undersigned, for and in the name, place and stead of the undersigned, to attend and vote at the Special Meeting of Stockholders of Cameron International Corporation to be held on December 17, 2015, at 10:00 a.m. CST at Cameron’s corporate headquarters, 1333 West Loop South, Suite 1700, Houston, Texas 77027 and at any adjournment or postponement thereof, and to vote as specified in this proxy all of the shares of common stock of Cameron International Corporation which the undersigned would be entitled to vote if personally present at such Special Meeting of Stockholders. The undersigned hereby revokes all prior proxies with respect to the matters set forth herein.

If shares of common stock of Cameron International Corporation are held in the Cameron Retirement Savings Plans, you may direct the trustee of the Cameron Retirement Savings Plans as to how to vote such shares by mailing this proxy card or by sending your voting instructions via telephone or Internet. The trustee will vote those shares as instructed if proper instructions are received before the close of business on December 15, 2015. The trustee will vote shares as to which the trustee has not received instructions in the same proportion as those votes cast by plan participants submitting voting instructions considered as a group.

This proxy, when properly executed, will be voted in the manner directed by the undersigned on the reverse side. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3. This proxy also delegates discretionary authority with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote FOR proposals 1, 2 and 3.

The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and of the Proxy Statement/Prospectus.

(Please sign and date on the reverse side.)